Exhibit 10.01

                              MANAGEMENT AGREEMENT

          THIS AGREEMENT, made as of the 16th day of October, 2006, among MORGAN STANLEY CHARTER ASPECT L.P., a Delaware limited partnership (the "Partnership"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "General Partner"), and ASPECT CAPITAL LIMITED, a limited liability company registered in England and Wales (the "Trading Advisor").

                              W I T N E S S E T H:

          WHEREAS, the Partnership has been organized pursuant to the Amended and Restated Limited Partnership Agreement, dated as of April 25, 2005, as may be amended from time to time, (the "Limited Partnership Agreement"), to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds;

          WHEREAS, the Partnership is a member partnership of the Morgan Stanley Charter Series (the "Fund Group") pursuant to which units of limited partnership interest ("Units") of such member partnerships are sold to investors in a common prospectus. Units of the Partnership are being offered pursuant to a Registration Statement on Form S-1 (No. 333-113877) (as it may be amended from time to time, the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), and a final prospectus, constituting a part thereof (as amended and supplemented from time to time) (the "Prospectus"). Units can be exchanged by a limited partner of a member partnership of the Fund Group for Units of other member partnerships of the Fund Group after it has been a limited partner of a member partnership of the Fund Group for six months at 100% of the respective Net Asset Value (as defined in Section 7(d)(2) of the Limited Partnership Agreement) thereof;

          WHEREAS, the principals of the Trading Advisor have extensive experience trading in futures interests and the Trading Advisor is willing to provide certain services and undertake certain obligations as set forth herein;

          WHEREAS, the Partnership and the General Partner desire the Trading Advisor to act as trading advisor for the Partnership and to make investment decisions with respect to futures interests for the Partnership's Net Assets (as defined in Section 7(d)(1) of the Limited Partnership Agreement) and the Trading Advisor desires so to act; and

          WHEREAS, the Partnership, the General Partner and the Trading Advisor wish to enter into this Management Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct futures interests trading for the Partnership;

          NOW THEREFORE, the parties hereto hereby agree as follows:

          1.   Undertakings in Connection with the Continuing Offering of Units.

          (a) The Trading Advisor agrees with respect to the continuing offering of Units: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading programs, systems, methods, and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the confidentiality of proprietary information concerning such programs, systems, methods, and strategies), any client accounts over which it has discretionary trading authority (other than the names of any such clients), and otherwise, as the General Partner may reasonably require (x) to be made in the Partnership's Prospectus required by Section 4.21 of the CFTC's Regulations, including any amendments or supplements thereto, or (y) to comply with any applicable federal or state law or rule or regulation, including those of the Securities and Exchange Commission (the "SEC"), the CFTC, the National Futures Association (the "NFA"), the National Association of Securities Dealers, Inc. (the "NASD") or any other regulatory body, exchange, or board; and (ii) otherwise to cooperate with the Partnership, the General Partner, and Morgan Stanley DW Inc., an affiliate of the General Partner and the selling agent for the Partnership ("Morgan Stanley DW") by providing information regarding the Trading Advisor in connection with the preparation and filing of the Registration Statement and Prospectus, including any pre-or post-effective amendments or supplements thereto, with the SEC, CFTC, NFA, NASD, and with appropriate governmental authorities as part of making application for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Partnership may deem appropriate. As used herein, the term "principal" shall have the meaning as defined in Rule 3.1(a) of the CFTC's Regulations (but for the purposes of this Agreement shall exclude RMF Investment Management unless otherwise stated); the term "affiliate" shall mean any individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the Trading Advisor (but for the avoidance of doubt shall exclude RMF Investment Management and its group companies and shall exclude AIG Financial Products Corp. and its group companies); and the term "controlling person" with respect to the Trading Advisor shall mean not to include RMF Investment Management and its group companies and AIG Financial Products Corp. and its group companies.

          (b)  The General Partner, in its sole discretion and at any time may
(i) withdraw the SEC registration of the Units, or (ii) discontinue the offering of Units.

          (c) If, while Units continue to be offered and sold, the Trading Advisor becomes aware of any materially untrue or misleading statement or omission regarding itself or any of its principals (including, for the purposes of this Section 1(c), RMF Investment Management) or affiliates in the Registration Statement or Prospectus, or of the occurrence of any event or change in circumstances which would result in there being any materially untrue or misleading statement or omission in the Registration Statement or Prospectus regarding itself or any of its principals or affiliates, the Trading Advisor shall promptly notify the General Partner and shall cooperate with it in the preparation of any necessary amendments or supplements to the Registration Statement or Prospectus. Neither the Trading Advisor nor any of its principals, or affiliates, or any stockholders, officers, directors, or employees thereof shall distribute the Prospectus or selling literature or shall engage in any selling activities whatsoever in connection with the continuing offering of Units except as may be specifically requested by the General Partner and as agreed to by the Trading Advisor.

          2.   Duties of the Trading Advisor.

          (a) The Trading Advisor hereby agrees to act as Trading Advisor for the Partnership and, as such, shall have sole authority and responsibility, commencing December 1, 2006, for directing the investment and reinvestment of the Net Assets of the Partnership, which initially shall be traded pursuant to its Aspect Diversified Program, as described in the Prospectus, and may be subsequently traded pursuant to such other of the Trading Advisor's programs described in the Prospectus as agreed to by the General Partner and the Trading Advisor (with such changes and additions to such trading programs as the Trading Advisor, from time to time, incorporates into its trading program(s) for accounts the size of the Partnership), (collectively, the "Trading Program") on the terms and conditions and in accordance with the prohibitions and trading policies set forth in Exhibit A hereto, the Prospectus, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor; provided, however, that the General Partner may override the instructions of the Trading Advisor to the extent necessary (i) to comply with the trading policies of the Partnership, as described in Exhibit A hereto, the Prospectus, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor, and with applicable speculative position limits, (ii) to pay the Partnership's expenses, (iii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (iv) to terminate the futures interests trading of the Partnership, or (v) to comply with any applicable law or regulation. The General Partner agrees not to override any such instructions for the reasons specified in clause (ii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five calendar days of such request. Except as otherwise provided herein, the Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Advisor. In performing services for the Partnership, the Trading Advisor may not materially alter or change the Trading Program without the prior written consent of the General Partner (and shall not effect such alteration or change on behalf of the Partnership without the General Partner's consent), and it being understood that changes in the futures interests traded, provided that such futures interests are listed in Exhibit B hereto, shall not be deemed an alteration in the Trading Program.

          (b)  The Trading Advisor shall:

          (i) Exercise good faith and due care in trading futures interests for the account of the Partnership in accordance with the prohibitions and trading policies of the Partnership described in Exhibit A hereto, the Prospectus, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor. The Trading Advisor shall trade the Partnership's Net Assets pursuant to the Trading Program.

          (ii) Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 calendar days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance of the Aspect Diversified Fund over a specified period of time. In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor's clients' identities. The Trading Advisor shall, upon the General Partner's request, consult with the General Partner concerning any discrepancies between the performance of such other accounts and the Partnership's account. The Trading Advisor shall promptly inform the General Partner of any material discrepancies of which the Trading Advisor becomes aware. The General Partner acknowledges that different trading programs, strategies or implementation methods may be utilized for different accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts which have different portfolios or different fiscal years and that such differences may cause divergent trading results.

          (iii) Upon the request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Advisor other than proprietary information (including, without limitation, information relating to changes in control, personnel, trading approach, or financial condition). The General Partner acknowledges that all trading instructions made by the Trading Advisor will be held in confidence by the General Partner and shall not be used for any other purpose except to the extent necessary to conduct the business of the Partnership or as required by law.

          (iv) Inform the General Partner when the Trading Advisor's open positions maintained by the Trading Advisor exceed the Trading Advisor's applicable speculative position limits.

          (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Partnership and not for the account, or at the risk, of the Trading Advisor or any of its stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor within the meaning of the Securities Act. All brokerage fees, including give-up fees at rates approved by Morgan Stanley DW, arising from trading by the Trading Advisor shall be for the account of the Partnership. The Trading Advisor makes no representations as to whether its trading will produce profits or avoid losses. The Partnership and the General Partner acknowledge that past performance of accounts managed by the Trading Advisor are not necessarily indicative of future results.

          (d) (i) Notwithstanding anything in this Agreement to the contrary, the Trading Advisor shall assume financial responsibility for any trading errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership's account where any single trading error has occurred as a direct result of human error, including, but not limited to, involving the inputting of trading signals improperly or the communication of orders for execution incorrectly ("Trading Errors"), provided that the Trading Advisor shall not have financial responsibility for any Trading Error unless that Trading Error causes a loss to the Partnership's account equal to or greater than US$50,000 or such other amount as agreed pursuant to Section 2(d)(ii) hereof (the "Material Loss"), such Material Loss being determined by the Trading Advisor, acting reasonably and in good faith, in accordance with the Trading Advisor's allocation policy.

               (ii) The Trading Advisor and the Partnership may agree to adjust the Material Loss amount, from time to time in the future, both acting reasonably and in good faith and taking into account factors such as the size of the Partnership's account, applicable exchange rates and any other factors that either the Trading Advisor or the Partnership deem to be relevant at the appropriate time.

               (iii) The Trading Advisor shall not be liable for any errors other than Trading Errors in accordance with Section 2(d)(i) hereof, except for an error resulting in a loss to the Partnership's account that is directly caused by an act or omission of the Trading Advisor or its employees, directors or officers which constitutes willful misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of the Partnership.

               (iv) The Trading Advisor shall not be financially responsible for errors committed or caused by Morgan Stanley DW, Morgan Stanley & Co. Incorporated, an affiliate of the General Partner ("MS&Co.") or any other executing broker, floor broker or futures commission merchant executing trades, or any clearing broker. The Trading Advisor shall have an affirmative obligation promptly to notify the General Partner of any Trading Error which has resulted in a Material Loss as defined in Section 2(d)(i) hereof and any error subject to
Section 2(d)(iii) hereof, and the Trading Advisor shall use its best efforts to identify and promptly notify the General Partner of any order or trade that the Trading Advisor reasonably believes was not executed by any executing broker in accordance with its instructions.

          (e) Prior to the commencement of trading, the General Partner on behalf of the Partnership shall deliver to the Trading Advisor a trading authorization, in the form attached as Exhibit C hereto, appointing the Trading Advisor the Partnership's attorney-in-fact for such purpose.

          (f) The Partnership and the General Partner, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Partnership's assets other than in respect of the Trading Advisor's trading of the Partnership's Net Assets in futures interests.

          3. Designation of Additional or Replacement Trading Advisors and Reallocation of Net Assets.

          If the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may designate an additional or replacement trading advisor or advisors for the Partnership and may apportion to such additional or replacement trading advisor(s) the management of such amounts of Net Assets as the General Partner shall determine in its absolute discretion. The designation of an additional trading advisor or advisors or replacement of any trading advisor for the Partnership by the General Partner shall not require any approval of the Trading Advisor. Subject to Section 7(c) hereof, the designation and retention of an additional or replacement trading advisor(s) and the apportionment of Net Assets to any such trading advisor(s) pursuant to this
Section 3 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner and the Trading Advisor hereunder. In the event that an additional trading advisor is so designated, the Trading Advisor shall thereafter receive management and incentive fees based, respectively, on that portion of the Net Assets managed by the Trading Advisor and that portion of the Trading Profits (as defined in Section 6(c) hereof) properly attributable to the trading done by the Trading Advisor.

          4.   Trading Advisor Independent.

          For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership or the General Partner. Nothing contained herein shall be deemed to require the Partnership or the General Partner to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "Certificate of Limited Partnership"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor, the General Partner, or other member partnership of the Fund Group or their trading advisors as a member of any partnership, joint venture, association, syndicate or other entity with the Partnership or the General Partner, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, nor issuer with respect to the Partnership.

          5.   Commodity Brokers.

          The Trading Advisor shall effect all transactions in futures interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, Morgan Stanley DW shall act as the non-clearing commodity broker and MS&Co. shall act as the clearing commodity broker for the Partnership, with the exception of trades on the London Metal Exchange which will be cleared by Morgan Stanley & Co. International Limited, an affiliate of the General Partner ("MSIL"). In addition, MS&Co. will act as the counterparty on all of the foreign currency forward trades for the Partnership. The General Partner shall provide the Trading Advisor with copies of brokerage statements. Notwithstanding that MS&Co. and MSIL shall act as the clearing commodity brokers for the Partnership, the Trading Advisor may execute trades through floor brokers other than those employed by MS&Co. and MSIL so long as arrangements are made for such floor brokers to "give-up" or transfer the positions to MS&Co. and MSIL and provided that the rates charged by such floor brokers have been approved in writing by Morgan Stanley DW. The Trading Advisor will not be responsible for paying give-up fees at rates approved by Morgan Stanley DW.

          6.   Fees.

          (a) For the services to be rendered to the Partnership by the Trading Advisor under this Agreement, the Partnership shall pay the Trading Advisor the following fees:

          (i) A monthly management fee, without regard to the profitability of the Trading Advisor's trading for the Partnership's account, equal to 1/12 of 2.00% (a 2.00% annual rate) of the Partnership's "Net Assets" (as defined in Section 7(d)(1) of the Limited Partnership Agreement) as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement.

          (ii) A monthly incentive fee equal to 20% of the "Trading Profits" (as defined in Section 6(c) hereof) experienced by the Partnership as of the end of each calendar month.

          (b) If this Agreement is terminated on a date other than the last day of a month, the incentive fee described above shall be determined as if such date were the end of a month. If this Agreement is terminated on a date other than the end of a month, the management fee described above shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month after the Partnership commences trading operations, the Partnership does not conduct business operations, or suspends trading for the account of the Partnership managed by the Trading Advisor, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month that the Partnership account managed by the Trading Advisor engaged in trading operations or utilized the trading advice of the Trading Advisor to the total number of trading days in the month.

          (c) As used herein, the term "Trading Profits" shall mean net futures interests trading profits (realized and unrealized) earned on the Partnership's Net Assets, decreased by the monthly management fees and brokerage fees; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement to the end of the month as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fee will be paid on interest income earned by the Partnership.

          (d) If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor shall be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees shall be payable to the Trading Advisor until the Partnership has again earned Trading Profits; provided, however, that if the Partnership's Net Assets are reduced or increased because of redemptions or additions that occur at the end of, or subsequent to, an incentive period in which the Trading Advisor experiences a futures interests trading loss, the trading loss for that incentive period which must be recovered before the Trading Advisor will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing the Partnership's Net Assets after such increase or decrease by the Partnership's Net Assets immediately before such increase or decrease and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month without the payment of an intervening incentive fee and the Partnership's Net Assets are increased or reduced in more than one such month because of redemptions or additions, then the trading loss for each such month shall be adjusted in accordance with the formula described above and such increased or reduced amount of futures interests trading loss shall be carried forward and used to offset subsequent futures interests trading profits.

          (e) For the avoidance of doubt, the compensation payable hereunder to the Trading Advisor shall be paid notwithstanding Section 7(e) of the Limited Partnership Agreement.

          7.   Term.

          (a) This Agreement shall continue in effect until November 30, 2007 (the "Initial Termination Date"). If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. This Agreement shall also terminate if the Partnership terminates.

          (b) The Partnership shall have the right to terminate this Agreement at its discretion (i) at any month-end upon 5 calendar days' prior written notice to the Trading Advisor or (ii) at any time upon written notice to the Trading Advisor upon the occurrence of any of the following events: (a) if any of the following individuals, Anthony Todd, Robert Wakefield, Michael Adam, Gavin Ferris or Martin Lueck, cease for any reason to be an active executive officer of the Trading Advisor; (b) if the Trading Advisor becomes bankrupt or insolvent; (c) if the Trading Advisor is unable to use its Trading Program as in effect on the date hereof and as refined and modified in the future for the benefit of the Partnership; (d) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (e) if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs, systems or methods, or its goodwill, to any individual or entity; (f) if the Net Asset value of a Unit, after adjusting for distributions, if any, shall be less than $5.00; (g) if, at any time, the Trading Advisor violates any trading or administrative policy described in the Prospectus or the Limited Partnership Agreement or otherwise provided in writing to the Trading Advisor by the General Partner, except with the prior express written consent of the General Partner; or (h) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement.

          (c) The Trading Advisor may terminate this Agreement (i) at the end of the Initial Termination Date by providing written notice to the Partnership at least 30 calendar days prior to the end of such term; (ii) at the end of any calendar quarter following the Initial Termination Date, by providing written notice to the Partnership at least 30 calendar days prior to the end of such calendar quarter; (iii) at the end of any calendar month, upon written notice to the Partnership, in the event that the Partnership or the General Partner breaches Section 11(b)(v) hereof; or (iv) at any time, upon written notice to the Partnership, in the event that: (a) the General Partner imposes additional trading limitation(s) in the form of one or more trading policies or administrative policies that the Trading Advisor does not agree to follow in its management of the Partnership's Net Assets; (b) the General Partner objects to the Trading Advisor implementing a proposed material change in the Trading Advisor's Trading Program used by the Partnership and Trading Advisor certifies to the General Partner in writing that it believes such change is in the best interests of the Partnership; (c) the General Partner overrides a trading instruction of the Trading Advisor for reasons unrelated to those set forth in
Section 2 hereof and a determination by the General Partner that the Trading Advisor has violated the Partnership's trading policies and the Trading Advisor certifies to the General Partner in writing that as a result the Trading Advisor believes the performance results of the Trading Advisor relating to the Partnership will be materially adversely affected; (d) the Partnership materially breaches this Agreement and does not correct the breach within 10 business days of receipt of a written notice of such breach from the Trading Advisor; (e) the Trading Advisor is unable to perform its duties hereunder, for any reason, including but not limited to, if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership with the NFA is revoked, suspended, terminated or not renewed, or limited or qualified in any respect; or (f) the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs, systems or methods, or its goodwill, to any individual or entity. In addition, the Trading Advisor may terminate this Agreement by providing 60 calendar days' prior written notice to the General Partner if the Partnership's Net Assets allocated to the Trading Advisor fall below $10,000,000 at any time.

          (d) If this Agreement is terminated pursuant to this Section 7 all further obligations of the Partnership, the General Partner and the Trading Advisor shall terminate, except that the duties and obligations of confidentiality set forth in this Agreement, the obligations to make any payments of fees payable to the Trading Advisor as set forth in Section 6 hereof accrued prior to the date of termination of this Agreement and the indemnities set forth in Section 8 hereof shall survive any termination of this Agreement.

          (e) The Partnership and the General Partner hereby acknowledge that any liquidation of positions in the circumstances contemplated in Section 2(a) hereof, this Section 7 and Section 9(b) hereof may reduce the value of such positions relative to the amount that may have been realized if the same had remained subject to the normal course of application of the Trading Program, and that the Trading Advisor shall have no liability for any such reduction in value; provided that the Trading Advisor liquidates such positions in the best interests of the Partnership and subject to the Trading Advisor's fiduciary obligations to the Partnership as contemplated by Section 9(a) hereof.

          8.   Standard of Liability; Indemnifications.

          (a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor's role in the futures interests trading of the Partnership's assets, none of the Trading Advisor, or its controlling persons, its affiliates, and their respective directors, officers, shareholders, employees or controlling persons shall be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons except that the Trading Advisor shall be liable for acts or omissions of any such person provided that such act or omission constitutes a breach of this Agreement or a representation, warranty or covenant herein, willful misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership.

          (b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Partnership and the General Partner, their controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the Partnership's futures interests trading by the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, shareholders, or employees; provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, shareholders, or employees which is found by a court of competent jurisdiction upon entry of a final judgment that is not appealable or is not timely appealed (or by an opinion rendered by independent counsel reasonably acceptable to both parties) to be a breach of this Agreement by the Trading Advisor or a representation, warranty or covenant of the Trading Advisor herein, or the result of willful misconduct, negligence or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Partnership.

          (c) Partnership and General Partner Indemnity in Respect of Management Activities. The Partnership and the General Partner shall, jointly and severally, indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership and the General Partner shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the futures interests trading activities of the Partnership undertaken by the Trading Advisor; provided that a court of competent jurisdiction upon entry of a final judgment that is not appealable or not timely appealed finds (or an opinion is rendered to the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, willful misconduct, or a breach of this Agreement by the Trading Advisor or such indemnified party or a representation, warranty or covenant of the Trading Advisor herein and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.

          (d) Trading Advisor Indemnity of the Partnership and the General Partner. Except with respect to the futures interests trading activities of the Partnership undertaken by the Trading Advisor which is covered by Section 8(b) hereof, the Trading Advisor shall indemnify, defend and hold harmless Morgan Stanley DW, MS&Co., MSIL, the Partnership, the General Partner, any additional seller, and their affiliates and each of their officers, directors, principals, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities, costs and expenses, joint and several, to which any indemnified person may become subject (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement, provided that the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings) provided that a court of competent jurisdiction upon entry of a final judgment that is not appealable or not timely appealed finds (or an opinion is rendered to the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction that was the subject of the demand, claim, lawsuit, action, or proceeding constituted: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to perform any covenant made by the Trading Advisor herein; (ii) a breach of the disclosure requirements under the CEAct or NFA Rules that relate to the Trading Advisor and the Trading Advisor Principals (as defined below);
(iii) a misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any selling material, in light of the circumstances under which they were made) not misleading, but only if such statement or omission relates specifically to the Trading Advisor, or its Trading Advisor Principals (including the historical performance capsules, but excluding the pro forma performance information except to the extent of information furnished by the Trading Advisor included in the pro forma performance information) or was made pursuant to written information or instructions furnished by, or reviewed and approved in writing by, the Trading Advisor; or (iv) willful misconduct or negligence by the Trading Advisor or the Trading Advisor not having acted in good faith and in the reasonable belief that its actions or omissions were in, or not opposed to, the best interests of the Partnership.

          (e) Indemnity of the Trading Advisor. Except with respect to the futures interests trading activities of the Partnership undertaken by the Trading Advisor which is covered by Section 8(c) hereof, the Partnership and the General Partner shall, jointly and severally, indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership and the General Partner shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the Partnership; provided that a court of competent jurisdiction upon entry of a final judgment that is not appealable or not timely appealed finds (or an opinion is rendered to the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or the failure by the Trading Advisor to perform any covenant made by the Trading Advisor herein; (ii) a breach of the disclosure requirements under the CEAct or NFA Rules that relate to the Trading Advisor and the Trading Advisor Principals (as defined below); (iii) a misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any selling material, in light of the circumstances under which they were made) not misleading, but only if such statement or omission relates specifically to the Trading Advisor, or its Trading Advisor Principals (including the historical performance capsules, but excluding the pro forma performance information except to the extent of information furnished by the Trading Advisor included in the pro forma performance information) or was made pursuant to written information or instructions furnished by, or reviewed and approved in writing by, the Trading Advisor; or (iv) willful misconduct or negligence by the Trading Advisor or the Trading Advisor not having acted in good faith and in the reasonable belief that its actions or omissions were in, or not opposed to, the best interests of the Partnership.

          (f) Indemnification of the Trading Advisor for Prior Events. Notwithstanding any other provision of this Agreement, the Partnership and the General Partner shall, jointly and severally, indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the Partnership prior to the date of this Agreement, it being the intent of the parties that the Trading Advisor suffer no loss for events or circumstances prior to the date of this Agreement.

          (g) The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

          (h) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

                  Notwithstanding the preceding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified person which are different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

                  In no event will the indemnifying party be liable for the fees and expenses of more than one set of counsel if indemnified persons retain different counsel to represent them in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this
Section 8.

               9.   Right to Advise Others and Uniformity of Acts and Practices.

               (a) The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other investors (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) (together, the "Trading Advisor Parties") and trading for their own accounts. The Trading Advisor, its principals and affiliates and the Trading Advisor Parties shall not be liable to account to the Partnership for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions and the Trading Advisor's fees shall not be abated thereby. The Trading Advisor will use its reasonable best efforts to implement a fair and consistent allocation policy which seeks to ensure that all clients are treated equitably and positions allocated as nearly as possible in proportion to the assets available for trading of the accounts managed or controlled by the Trading Advisor. Except as otherwise set forth herein, the Trading Advisor and its principals and affiliates agree to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other investors and shall be free to trade on the basis of the same Trading Program employed by the Trading Advisor for the account of the Partnership, or trading programs, systems, methods, or strategies that are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately prefer any of such accounts over the account of the Partnership.

               (b) The Trading Advisor and its principals and affiliates shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Partnership, neither the Trading Advisor nor any of its principals or affiliates shall hold knowingly any position or control any other account that would cause the Partnership, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct or any regulations promulgated thereunder, any applicable rule or regulation of the CFTC or any other regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership; provided that the Trading Advisor may modify its Trading Program to accommodate the trading of additional funds or accounts. If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Partnership), (ii) the CFTC, or
(iii) any other regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional" equity) to the extent necessary to comply with the applicable position limits.

                  (c) The Partnership and the General Partner each agree that the Trading Advisor may (in accordance with the rules set out in the Financial Services Authority ("FSA") Handbooks (the "FSA Rules") and to the extent permitted under the CEAct) combine orders for the Partnership with the Trading Advisor's own orders or orders of Trading Advisor Parties, or with the orders of any other client of the Trading Advisor and that such combination of orders may, on some occasions, produce a more favorable price and, on others, a less favorable price than that which the Partnership would have obtained had the Partnership's order been executed separately.

               (d) The Trading Advisor has classified the Partnership as an "Intermediate Customer" as that term is defined in the FSA Rules.

               10. Representations, Warranties, and Covenants of the Trading Advisor.

               (a) Representations, Warranties, and Agreements of the Trading Advisor. The Trading Advisor with respect to itself and each of its principals represents and warrants to and agrees with the General Partner and the Partnership as follows:

               (i) It will exercise good faith and due care in using the Trading Program on behalf of the Partnership.

               (ii) The Trading Advisor shall follow, at all times, the trading policies of the Partnership (as described in the Prospectus, the Limited Partnership Agreement and as set forth in Exhibit A hereto) and as amended in writing and furnished to the Trading Advisor from time to time.

               (iii) The Trading Advisor shall trade: (A) the Partnership's Net Assets pursuant to the Trading Program; (B) only the futures interests as set forth in Exhibit B hereto; and (C) in futures and option contracts traded on U.S. contract markets, foreign currency forward contracts traded with MS&Co. (which may include forward contracts initially executed with financial institutions other than MS&Co.), and such other futures interests that are approved in writing by the General Partner and have been approved by the CFTC for U.S. persons.

               (iv) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement, and as described in the Registration Statement and Prospectus. The only principals (as defined in Rule 4.10(e) under the CEAct) of the Trading Advisor are those set forth in the Prospectus (the "Trading Advisor Principals" and for the purposes of this Agreement such term shall be deemed to exclude RMF Investment Management, unless otherwise stated).

               (v) All references to the Trading Advisor and each Trading Advisor Principal (including, for the purposes of this Section 10(a)(v), RMF Investment Management), including the Trading Advisor's Trading Program, any other trading programs, approaches and systems and Trading Advisor performance, in the Registration Statement and the Prospectus, and in any supplemental selling material which has been approved in writing by the Trading Advisor, are accurate and complete in all material respects. With respect to the information relating to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's and each Trading Advisor Principals' trading programs, approaches, systems, and performance information, as applicable, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the CEAct, (ii) the Registration Statement will not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus as of each monthly closing will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

               (vi) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

               (vii) Each of the Trading Advisor and each "principal" of the Trading Advisor as defined in Rule 4.10(e) under the CEAct (including, for the purposes of this Section 10(a)(vii), RMF Investment Management), has all federal and state governmental, regulatory and exchange licenses, registrations and approvals and has effected all filings with federal and state governmental and regulatory agencies required for the Trading Advisor to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

               (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Prospectus and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any other agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any federal, state, municipal or other governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

               (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

               (x) Except as set forth in the Registration Statement or Prospectus there has not been in the five years preceding the date of the Prospectus and there is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor or any Trading Advisor Principal is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, of the Trading Advisor or which is required under the Securities Act or CEAct to be disclosed in the Prospectus. Neither the Trading Advisor nor any Trading Advisor Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct.

               (xi) Neither the Trading Advisor nor, to the Trading Advisor's knowledge, any Trading Advisor Principal (including, for the purposes of this Section 10(a)(xi), RMF Investment Management) has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the organization or operation of the Partnership, other than as described in the Prospectus.

               (xii) All of the information regarding the actual performance of the accounts of the Trading Advisor and the Trading Advisor Principals (for the purposes of this Section 10(a)(xii) such term shall be deemed to include RMF Investment Management) set forth in the Prospectus is complete and accurate in all material respects and is in accordance with and in compliance with the disclosure requirements under the CEAct and the Securities Act, including the Division of Trading and Markets "notional equity" advisories and interpretations and the rules and regulations of the NFA.

               (b) Covenants of the Trading Advisor. The Trading Advisor covenants and agrees that:

               (i) The Trading Advisor shall use its best efforts to maintain all registrations and memberships necessary for the Trading Advisor and the Trading Advisor Principals to continue to act as described herein and to at all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor's ability to act as described herein.

               (ii) The Trading Advisor shall inform the General Partner immediately as soon as the Trading Advisor or Trading Advisor Principals becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor shall also inform the General Partner immediately if the Trading Advisor or any of its officers become aware of any breach of this Agreement by the Trading Advisor.

               (iii) The Trading Advisor agrees reasonably to cooperate by providing information regarding itself and its performance in the preparation of any amendments or supplements to the Registration Statement and the Prospectus.

               (iv) The Trading Advisor agrees to participate, to the extent that the General Partner may reasonably request, in "road shows" and other promotional activities relating to the marketing of the Units, provided that such participation shall not in the reasonable judgment of the Trading Advisor require the registration of the Trading Advisor or any of its principals or agents as a broker-dealer or salesman or interfere materially with the trading activities of the Trading Advisor. The Trading Advisor shall pay the costs of its reasonably requested participation in such road shows.

               11. Representations, Warranties, and Covenants of the Partnership and the General Partner.

               (a) Representations of the Partnership and the General Partner. The General Partner and the Partnership represent and warrant to the Trading Advisor, as follows:

               (i) The Partnership has provided to the Trading Advisor, and filed with the SEC, the Registration Statement and has filed copies thereof with: (a) the CFTC under the CEAct; (b) the NASD pursuant to its Conduct Rules; and (c) the NFA in accordance with NFA Compliance Rule 2-13. The Partnership will not file the Registration Statement or any amendment to the Registration Statement or the Prospectus or any amendment or supplement to the Prospectus unless the Trading Advisor has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing. The General Partner shall not amend the Limited Partnership Agreement with respect to any provision affecting the Trading Advisor unless the Trading Advisor has received reasonable prior notice of and a copy of any such amendment and has not reasonably objected thereto in writing.

               (ii) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder.

               (iii) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder.

               (iv) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement.

               (v) The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct. When the Registration Statement becomes effective under the Securities Act and at all times subsequent thereto up to and including the first monthly closing following the date in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement (the "Initial Closing") and each monthly closing thereafter, the Registration Statement and Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations promulgated thereunder (the "SEC Regulations"), the rules of the NFA and the CEAct. The Registration Statement as of its effective date and as of the date of each monthly closing will not contain any misleading or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date of issue and at each monthly closing will not contain any misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material, when read in conjunction with the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material will comply with the CEAct and the regulations and rules of the NFA and NASD. The representation and warranties in this clause (v) shall not, however, apply to any statement or omission in the Registration Statement, Prospectus or supplemental selling material relating to the Trading Advisor, or its Trading Advisor Principals or its trading programs or its performance information or made in reliance upon and in conformity with information furnished by the Trading Advisor.

               (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in the ordinary course of business.

               (vii) This Agreement has been duly and validly authorized, executed and delivered by the General Partner for itself and on behalf of the Partnership and constitutes a valid, binding and enforceable agreement of the Partnership and the General Partner in accordance with its terms.

               (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement, or any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

               (ix) The General Partner and each principal of the General Partner, as defined in Rule 3.1 under the CEAct, have all federal and state governmental, regulatory and exchange approvals, registrations, and licenses, and have effected all filings with federal and state governmental agencies and regulatory agencies required to conduct their business and to act as described in the Registration Statement and Prospectus or required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement. The General Partner's principals identified in the Registration Statement are all of the General Partner Principals.

               (x) The fees payable to the Trading Advisor as set forth in
     Section 6 hereof are in accordance with and in compliance with Section IV.
     C. of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993, as set forth in Section 7(e) of the Limited Partnership Agreement.

               (b) Covenants of the General Partner and the Partnership. The General Partner for itself and the Partnership covenants and agrees that:

               (i) The General Partner shall use its best efforts to maintain all registrations and memberships necessary for the General Partner or its principals to continue to act as described herein and in the Prospectus and to all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the General Partner's ability to act as described herein and in the Prospectus.

               (ii) The General Partner shall inform the Trading Advisor immediately as soon as the General Partner or any of its principals becomes the subject of any investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the condition, financial or otherwise, business or prospects of the General Partner. The General Partner shall also inform the Trading Advisor immediately if the General Partner or any of its officers become aware of any breach of this Agreement by the General Partner.

               (iii) The Partnership will furnish to the Trading Advisor copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available.

               (iv) The General Partner shall change the name of the Partnership so as to exclude the name of the Trading Advisor if the Trading Advisor ceases to be the sole Trading Advisor for the Partnership, unless otherwise agreed to by the General Partner and the Trading Advisor.

               (v) Neither the General Partner nor the Partnership shall: (A) bring the operations of the General Partner or the Partnership into the United Kingdom; or (B) change its domicile to the United Kingdom.

               12.  Complete Agreement.

               This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

               13.  Assignment.

               This Agreement may not be assigned by any party hereto without the express written consent of the other parties hereto.

               14.  Amendment.

               This Agreement may not be amended except by the written consent of the parties hereto.

               15.  Severability.

               The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

               16.  Confidentiality.

               The Partnership and the General Partner each acknowledge that the Trading Program is the confidential property of the Trading Advisor. Nothing in this Agreement shall require the Trading Advisor to disclose the confidential or proprietary details of the Trading Program and/or the Trading Advisor's trading programs generally, its systems, methodologies, trading techniques, research, strategies, models and other commercial information ("Trading Advisor Confidential Information"), except only to the extent that such disclosure may be required by law. The Partnership and the General Partner further agree that they will keep confidential and will not disclose to any third party any Trading Advisor Confidential Information except to the extent necessary to conduct the business of the Partnership or as may be required by law.

               17.  Closing Certificates and Opinions.

               (1) The Trading Advisor shall, at the Initial Closing and at the request of the General Partner at any monthly closing thereafter, provide the following:

               (a) To Morgan Stanley DW, the General Partner and the Partnership a certificate, dated the date of any such closing and in form and substance satisfactory to such parties, to the effect that:

               (i) The representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the closing, as if made on the date of the closing.

               (ii) The Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under this Agreement, at or prior to the date of such closing.

               (b) To Morgan Stanley DW, the General Partner and the Partnership an opinion of counsel to the Trading Advisor, in form and substance satisfactory to such parties, to the effect that:

               (i) The Trading Advisor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is qualified to do business and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Trading Advisor's ability to perform its obligations under this Agreement. The Trading Advisor has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement.

               (ii) The Trading Advisor (including the Trading Advisor Principals) has all governmental, regulatory, self-regulatory and commodity exchange and clearing association licenses, registrations, and memberships required by law, and the Trading Advisor (including the Trading Advisor Principals) has made all filings necessary to perform its obligations under this Agreement and to conduct its business as described in the Registration Statement and Prospectus, except for such licenses, memberships, filings and registrations, the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under this Agreement, and, to the best of such counsel's knowledge, after due investigation, none of such licenses, memberships or registrations have been rescinded, revoked or suspended.

               (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Trading Advisor and constitutes a legal, valid and binding agreement of the Trading Advisor, enforceable against the Trading Advisor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

               (iv) To such counsel's knowledge, based upon due inquiry of certain officers of the Trading Advisor, except as disclosed in the Prospectus, there are no actions, suits or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, suits or proceedings within the five years preceding the date of the Prospectus against the Trading Advisor or any Trading Advisor Principal which are required to be disclosed in the Registration Statement or Prospectus.

               (v) The execution and delivery by the Trading Advisor of this Agreement, and the performance by the Trading Advisor of its obligations hereunder and in the Prospectus (a) do not require any Governmental Approval (as defined below) to be obtained on the part of the Trading Advisor, except those that have been obtained and, to such counsel's knowledge, are in effect, (b) do not result in a violation of any provision of the certificate of incorporation or bylaws of the Trading Advisor or any Applicable Laws (as defined below) applicable to the Trading Advisor, and
     (c) do not breach or result in a violation of, or default under, (i) any indenture, mortgage, deed of trust, agreement or instrument known by us to which the Trading Advisor or any of its subsidiaries is a party or by which the Trading Advisor or any of its subsidiaries is bound or to which any of the property or assets of the Trading Advisor or any of its subsidiaries is subject, or (ii) any judgment, decree or order known to such counsel which is applicable to the Trading Advisor and, pursuant to any Applicable Laws, is issued by any Governmental Authority (as defined below) having jurisdiction over the Trading Advisor or its properties. "Applicable Laws" means those laws, rules and regulations of the State of New York and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement. "Governmental Authorities" means executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

               (vi) Based upon reliance of certain SEC "no-action" letters, as of the closing, the performance by the Trading Advisor of the transactions contemplated by this Agreement and as described in the Prospectus will not require the Trading Advisor to be registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940, as amended.

               (vii) Nothing has come to such counsel's attention that would lead them to believe that, (A) the Registration Statement at the time it became effective, insofar as the Trading Advisor and the Trading Advisor Principals are concerned, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus at the time it was issued or at the closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Trading Advisor or the Trading Advisor Principals, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus, except that such counsel shall opine, without rendering any opinion as to the accuracy of the information in such tables, that the actual performance tables of the Trading Advisor set forth in the Prospectus comply as to form in all material respects with applicable CFTC rules and all CFTC and NFA interpretations thereof.

               (viii) Counsel to the Trading Advisor is qualified and authorized to provide Morgan Stanley DW, the General Partner and the Partnership an opinion as required by this Section 16(b).

               In giving the foregoing opinion, counsel may rely on information obtained from public officials, officers of the Trading Advisor, and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

               (c) To Morgan Stanley DW, the General Partner and the Partnership, a report dated the date of the closing that shall present, for the period from the date after the last day covered by the historical performance capsules in the Prospectus to the latest practicable day before closing, updated performance information, and which shall certify that such information is, to the best of such Trading Advisor's knowledge, accurate in all material respects.

               (2) The General Partner shall, at the Initial Closing, provide the following:

               (a) To the Trading Advisor a certificate, dated the date of such closing and in form and substance satisfactory to the Trading Advisor, to the effect that:

               (i) The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the closing as if made on the date of the closing.

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, NASD, CFTC, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act or the CEAct.

               (iii) The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement at or prior to the date of the closing.

               (b) To the parties hereto, an opinion of Cadwalader, Wickersham & Taft LLP, counsel to the General Partner and the Partnership, in form and substance satisfactory to such parties, to the effect that:

               (i) The Partnership is a limited partnership duly formed pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the DRULPA and is validly existing under the laws of the State of Delaware with partnership power and authority to conduct the business in which it proposes to engage as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement; the Partnership has received a Certificate of Authority as contemplated under the New York Revised Limited Partnership Act and is qualified to do business in New York.

               (ii) The General Partner is a corporation validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified as a foreign corporation to do business and is in good standing in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify might reasonably be expected to result in material adverse consequences to the Partnership or the General Partner's ability to perform its obligations as described in the Registration Statement and Prospectus. The General Partner has corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement.

               (iii) The General Partner, each of its principals as defined in Rule 3.1 under the CEAct, and the Partnership have all federal and state governmental and regulatory licenses, registrations and memberships required by law and have made all filings necessary in order for the General Partner and the Partnership to perform their obligations under this Agreement and to conduct their business as described in the Registration Statement and Prospectus, except for such licenses, memberships, filings, and registrations, the absence of which would not have a material adverse effect on the ability of the Partnership or the General Partner to act as described in the Registration Statement and Prospectus, or to perform their obligations under this Agreement, and, to the best of such counsel's knowledge, after due investigation, none of such licenses and memberships or registrations have been rescinded, revoked or suspended.

               (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of the General Partner and the Partnership and constitutes a legal, valid and binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

               (v) The execution and delivery by each of the General Partner and the Partnership of this Agreement, the offer and sale of the Units by the Partnership and the performance by the General Partner and the Partnership of its respective obligations hereunder and in the Prospectus
     (a) do not require any Governmental Approval to be obtained on the part of the General Partner or the Partnership, except those that have been obtained and, to such counsel's knowledge, are in effect, (b) do not result in a violation of any provision of the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership or the Limited Partnership Agreement of the Partnership or any Applicable Laws applicable to the General Partner and the Partnership, and (c) do not breach or result in a violation of, or default under, (i) any indenture, mortgage, deed of trust, agreement or instrument known by us to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of the property or assets of it or any of its subsidiaries is subject, or (ii) any judgment, decree or order known to such counsel which is applicable to the General Partner or the Partnership and, pursuant to any Applicable Laws, is issued by any Governmental Authority having jurisdiction over it or its properties.

               (vi) Based upon reliance on certain SEC "no-action" letters, as of the closing, the performance by the Partnership of the transactions contemplated by this Agreement and as described in the Prospectus will not require the Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

               (vii) Nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they where made, not misleading; provided, however, that Cadwalader, Wickersham & Taft LLP need express no opinion or belief (a) as to information in the Registration Statement or the Prospectus regarding any Trading Advisor or its principals, or (b) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, or (c) as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus.

               (viii) The information in the Prospectus under the captions "Summary--Tax Considerations," "Risk Factors--Taxation Risks," "Certain ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "The Limited Partnership Agreements," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

               In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

               18.  Inconsistent Filings.

               The Trading Advisor agrees not to file, participate in the filing of, or publish any description of the Trading Advisor, or of its respective principals or trading approaches that is materially inconsistent with those in the Registration Statement and Prospectus, without so informing the General Partner and furnishing to it copies of all such filings within a reasonable period prior to the date of filing or publication.

               19.  Disclosure Document.

               During the term of this Agreement, the Trading Advisor shall furnish to the General Partner promptly copies of all disclosure documents or similar documents used by the Trading Advisor. The General Partner hereby acknowledges on behalf of the Partnership receipt of the Trading Advisor's disclosure document dated August 1, 2006.

               20.  Notices.

               All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally or by telecopy on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day actually received, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

               if to the Partnership:

               Morgan Stanley Charter Aspect L.P.
               c/o Demeter Management Corporation
               330 Madison Avenue
               8th Floor
               New York, New York  10017
               Attn: Walter Davis, President

               if to the General Partner:

               Demeter Management Corporation
               330 Madison Avenue
               8th Floor
               New York, New York  10017
               Attn: Walter Davis, President

               if to the Trading Advisor:

               Aspect Capital Limited
               Nations House
               103 Wigmore Street
               London, WIU 1QS
               England
               Attn: Legal Department
               Facsimile: +44 (20) 7170-9680

               21.  Survival.

               The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

               22.  GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A PARTY TO THIS AGREEMENT OR TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT, EACH PARTY HERETO HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK.

               23.  Remedies.

               In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement.

               24.  Headings.

               Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               25.  Counterparts.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                        MORGAN STANLEY CHARTER ASPECT L.P.
                                            by Demeter Management Corporation,
                                            General Partner

                                        By  /s/ Walter Davis
                                           -------------------------------------
                                            Name: Walter Davis
                                            Title: President

                                        DEMETER MANAGEMENT CORPORATION

                                        By  /s/ Walter Davis
                                           -------------------------------------
                                            Name: Walter Davis
                                            Title: President

                                        ASPECT CAPITAL LIMITED

                                        By  /s/ Simon Rockall
                                           -------------------------------------
                                            Name: Simon Rockall
                                            Title: Company Secretary

                                                                       EXHIBIT A

                                Trading Policies

1.   Futures Trade Execution through Clearing Commodity Broker:

     o When placing orders for futures trades with the clearing commodity broker designated in this Agreement or by the General Partner (the "Clearing Commodity Broker"), the Trading Advisor must follow the Clearing Commodity Broker's order entry procedures, of which the Trading Advisor has been advised.

     o For futures trades at exchanges where give-up execution is not allowed, the Trading Advisor must use the execution facilities provided by the Clearing Commodity Broker.

2.   FX Trade Execution through FX Counterparties:

     o When placing orders for foreign currency forward contracts ("FX Trades") with a dealer ("FX Counterparty"), the Trading Advisor must follow the FX Counterparty's order entry procedures, of which the Trading Advisor has been advised.

     o When executing FX Trades on behalf of the Partnership, the Trading Advisor must use the execution facilities of the FX Counterparty(ies) designated by the General Partner for such FX Trades, unless the General Partner otherwise agrees in a form acceptable to the General Partner.

3.   "Give-Up" Futures Trade Execution:

     o The Trading Advisor shall ensure that a "give-up" execution agreement is in place prior to the execution of any trade through a floor broker in accordance with this Agreement or as otherwise provided in writing to the Trading Advisor by the General Partner.

     o The Trading Advisor may authorize payment of an execution service fee ("Give-Up Fee") only to the executing clearing firm or the floor broker (the "Executing Broker") that directly gives the futures trade to the Clearing Commodity Broker for such clearance, and in an amount not greater than the amount permitted by the General Partner from time to time, not including floor brokerage charges incurred on trades executed on the Chicago Board of Trade or the Chicago Mercantile Exchange (the "Execution Allowance"). The Execution Allowance shall be based on the General Partner's assessment for prevailing competitive rates for Give-Up Fees.

     o Give-Up Fee bills in amounts up to the Execution Allowance will be processed by the Clearing Commodity Broker, with notice provided to the Trading Advisor. To the extent that such bills will be greater than the Execution Allowance, the Trading Advisor will obtain the prior written consent of the General Partner.

     o The Trading Advisor shall provide that information which may reasonably be requested by the General Partner to verify the Give-Up Fees processed by the Clearing Commodity Broker.

4.   Trade Allocations:

     o The Trading Advisor shall be responsible for determining the procedure(s) used to allocate trades to all customer accounts it manages, including the Partnership's account(s), in accordance with CFTC regulations. In the event that either of the Clearing Commodity Broker or the Executing Broker agrees to perform any step(s) necessary to such allocation procedure, it remains the Trading Advisor's responsibility to ensure that the procedure(s) are performed correctly and that the allocated trades are correctly booked to the Partnership's account(s).

5.   Daily Trade Reporting and Checkout:

     o The Trading Advisor shall be responsible for the timely reporting of those futures trades not executed by, and subsequently given-up to, the Clearing Commodity Broker, and shall be responsible for ensuring that the Executing Broker(s) transmit such futures trades to the Clearing Commodity Broker for clearance within a timely basis.

     o The Trading Advisor shall be responsible for daily "checkout" (trade recap) of all of the Partnership's futures, options, and FX Trades. Such checkout or trade recap shall be administered according to the procedures set forth by the Clearing Commodity Broker's and/or FX Counterparty's designated checkout area, of which the Trading Advisor has been advised.

6.   Reconciliations:

     o The Trading Advisor shall be responsible for trade reconciliation and account balancing with the Clearing Commodity Broker and/or FX Counterparty's designated trade reconciliation area. The Trading Advisor shall use best efforts to provide to the General Partner a daily reconciliation for each Partnership account by no later than 10:00 a.m. EST/EDT. Such reconciliation will specify those trades to be added to and/or canceled from an account, provide a valuation versus current settlement prices of such trades, and advise of any other pending cash adjustments due from Executing Brokers. The 10:00 a.m. time requirement is contingent upon the Clearing Commodity Broker fulfilling its balancing obligations on an equally timely basis.

     o The Trading Advisor shall report to the General Partner any materially incorrect settlement and/or closing price of which it becomes aware with regard to the Clearing Commodity Broker's account statement(s) for the Partnership.

7.   Foreign Currency Conversions:

     o The Trading Advisor shall be responsible for the conversion of foreign currency balances to U.S. dollars. The Trading Advisor may, at its discretion, place such foreign currency conversion trades as may be necessary. Conversion trades should be verified in the Trading Advisor's daily checkout or trade recap, account balancing, and reconciliation procedures.

8.   Monitoring of Delivery Periods, Option Expirations and Trade Settlement:

     o The Trading Advisor shall be responsible for monitoring first notice (delivery) dates, last trading dates, option expiration dates, and forward settlement and/or maturity dates. The Trading Advisor shall also take appropriate steps to ensure that it has exited positions prior to delivery, expiration and settlement. With regard to option positions, the Trading Advisor must, in a timely fashion, communicate to the Clearing Commodity Broker's and/or FX Counterparty's designated area proper notice of its intentions regarding all such open positions that are due to expire.

9.   Trading Errors:

     o The Trading Advisor must inform the General Partner and Clearing Commodity Broker of any Trading Error which has resulted in a Material Loss as defined in Section 2(d)(i) of this Agreement and of any error subject to Section 2(d)(iii) of this Agreement. The provisions of
          Section 2(d) of this Agreement shall be interpreted to mean that the benefit of profitable Trading Errors made by the Trading Advisor when trading on behalf of the Partnership shall be awarded to the Partnership, whereas the detriment of unprofitable Trading Errors made by the Trading Advisor which result in a Material Loss to the Partnership's account when trading on behalf of the Partnership must be borne by the Trading Advisor.

                                                                       EXHIBIT B

                             Futures Interest Traded

                         The Aspect Diversified Program

                       Agriculturals
Canola                        (WCE)
Cattle Feeder                 (CME)
Cocoa                         (CSCE)
Coffee 'C'                    (CSCE)
Corn                          (CBT)
Cotton No. 2                  (NYCE)
Frozen Orange Juice           (FCOJ-1)(NYBOTX)
Frozen Pork Bellies           (CME)
Hard Red Spring Wheat         (MGE)
Hard Red Winter Wheat         (KCB)
Lean Hogs                     (CME)
Live Cattle                   (CME)
Lumber (Random Length)        (CME)
No. 7 Cocoa                   (LFE)
Oats                          (CBT)
Robusta Coffee                (LIF)
Soy Bean Oil                  (CBT)
Soya Beans                    (CBT)
Soybean Meal                  (CBT)
Sugar                         (CSCE)
Wheat                         (CBT)
White Sugar                   (LIF)
                         Energies
Brent Crude Oil               (IPE)
Crude Oil                     (OTC)
Crude Oil                     (NYMEX)
Gas Oil                       (IPE)
Gasoline                      (TOCOM)
Heating Oil                   (NYMEX)
Kerosene                      (TOCOM)
Natural Gas                   (NYMEX)
Unleaded Gas                  (NYMEX)

                          Metals
Aluminum (High Grade)         (LME)
Copper (High Grade)           (COMEX)
Copper                        (LME)
Gold (100 Oz)                 (COMEX)
Gold                          (TOCOM)
Lead (High Grade)             (LME)
Nickel (High Grade)           (LME)
Palladium                     (NYMEX)
Palladium                     (TOCOM)
Platinum                      (NYMEX)
Platinum                      (TOCOM)
Silver                        (NYMEX)
Zinc (High Grade)             (LME)
                           Bonds
Australian 10 Year            (SFE)
Government Bond
Australian 3 Year             (SFE)
Government Bond
British Long Gilt             (LIF)
Canadian 10 Year Government   (ME)
Bond
Euro Bobl                     (EUREX)
Euro Bund                     (EUREX)
Euro Schatz                   (EUREX)
Five Year Euro Swapnote       (LIF)
Japanese 10 Year Government   (TSE)
Bond
Japanese 10 Year Government   (SIMEX)
Bond Mini
Korean 3 Year Bond            (KFE)
Swiss Federation Long Term    (EUREX)
Bond
Ten Year Euro Swapnote        (LIF)
Two Year Euro Swapnote        (LIF)
US 10 Year Agency Note        (CBT)
US 10 Year Treasury Note      (CBT)
US 2 Year Treasury Note       (CBT)
US 30 Year Treasury Bond      (CBT)
US 5 Year Treasury Note       (CBT)
                      Interest Rates
30 Day Interbank Cash Rate    (SFE)
90 Day Sterling Libor         (LIF)
Australian 90 Day Bank Bills  (SFE)
Canadian Bankers Acceptance   (ME)
Euribor                       (LIF)
Eurodollar                    (CME)
Euroswiss                     (LIF)
Euroyen (3 Month)             (TIF)
New Zealand 90 Day Bank       (SFE)
Bills
US 30 Day Federal Funds       (CBT)
                       Currencies
Australian Dollar
British Sterling
Canadian Dollar
Czech Koruna
Danish Krone
Euro
Hungarian Forint
Japanese Yen
Mexican Peso
New Zealand Dollar
Norwegian Krone
Polish Zloty
Singapore Dollar
South African Rand
Swedish Krona
Swiss Franc
Thai Baht
US Dollar

                      Stock Indices
Amsterdam Exchanges Index               (EURONEXT)
Australian SPI-200 Index                (SFE)
Austrian Traded Index                   (AFO)
Belgian BEL 20 Index                    (BFO)
Canadian S&P/TSE 60 Index               (ME)
Denmark KFX Index                       (COP)
DJ Euro Stoxx 50                        (EUREX)
Dow Jones Industrial Average            (CBT)
Dow Jones Industrial                    (CBT)
Average E-Mini French CAC 40 Index      (MATIF)
FTSE 100 Index                          (LIF)
German DAX Index                        (EUREX)
Greek FTSE/ASE 20 Index                 (ADE)
Hang Seng China Enterprises             (HKFE)
(H-Shares) Index
Hong Kong Hang Seng Index               (HKFE)
Italian MIB/S&P 40 Index                (MIL)
Italian MIB/S&P 40 Index                (MIL)
Mini Japanese NIKKEI Index              (SIMEX)
Japanese NIKKEI Index                   (CME)
(Yen-Denominated)
Japanese TOPIX Index                    (TSE)
Korean Kospi 200 Index                  (KFE)
Kuala Lumpur Composite Index            (MDE)
MSCI Pan Euro Index                     (LIF)
MSCI Singapore Index                    (SGX)
NASDAQ 100                              (CME)
NASDAQ 100 E-Mini                       (CME)
Norwegian OBX Index                     (OBX)
Portuguese PSI 20 Index                 (BDP)
Russell 1000 E-Mini                     (CME)
Russell 2000 Index E-Mini               (CME)
S&P 500                                 (CME)
S&P 500 E-Mini                          (CME)
S&P Midcap 400 Index E-Mini             (CME)
South African FTSE/JSE Top              (SAF)
40 Index
Spanish IBEX 35 Index                   (MEFFRV)
Swedish OMX Index                       (SOM)
Swiss Market Index                      (EUREX)
Taiwanese MSCI Index                    (SIMEX)

                                                                       EXHIBIT C

                              TRADING AUTHORIZATION

Aspect Capital Limited
Nations House
103 Wigmore Street
London, W1U 1QS
England
Attn: Legal Department
Facsimile: +44 (20) 7170-9680

Ladies and Gentlemen:

                  MORGAN STANLEY CHARTER ASPECT L.P., a Delaware limited partnership (the "Partnership"), does hereby make, constitute, and appoint ASPECT CAPITAL LIMITED, an English corporation, (the "Trading Advisor") as the Partnership's agent and attorney-in-fact to purchase and sell commodity interests through Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, as commodity brokers, as described in and in accordance with the terms of the Management Agreement dated as of October 16, 2006 among the Partnership, Demeter Management Corporation and the Trading Advisor, until further notice to the Trading Advisor.

                  This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Management Agreement.

                                        Very truly yours,

                                        MORGAN STANLEY CHARTER ASPECT L.P.
                                        by  Demeter Management Corporation,
                                            General Partner

                                        By:
                                             -----------------------------------
                                                  Walter Davis, President

Dated: __________, 2006